UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2 /A

Amendment Number One

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL SUNRISE, I NC ..

 (Exact name of Registrant as specified in its charter)

COLORADO 1000 20-3281304
------------- --------------------------- ----------------
(State or other Standard Industrial IRS Employer
jurisdiction of Classification Identification
incorporation or Number
organization)

Global Sunrise, Inc.
1628 Second Avenue, Apt. 2C, New York, NY 10028
(Name and address of principal executive offices) (Zip Code)

Brant Hodyno, President Joseph I Emas, Esquire
Global Sunrise, Inc. Attorney at Law
1628 Second Avenue, Apt. 2C 1224 Washington Avenue
New York, NY 10028 Miami Beach Florida 33139
718.909.5080 305.531.1174
646.415.9093 FAX 305.531.1274 FAX
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement

number of the earlier effective registration statement for the same offering.                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                        |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.              |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following.

 |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH	AMOUNT TO BE	PROPOSED	PROPOSED	AMOUNT OF
CLASS OF	REGISTERED	MAXIUM	MAXIMUM	REGISTRATION
SECURITIES TO		OFFERING	AGGREGATE	FEE (2)
BE		PRICE PER	OFFERING
REGISTERED		SHARE (1)	PRICE (2)

Common Stock	5,200,000	$0.03	$156,000	$ 18.36

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price our common stock was sold to our shareholders in a private placement memorandum. The price of $0.0 3 is a fixed price at which the selling security holders may sell their shares . ..

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, _________, 2006

1

PROSPECTUS

GLOBAL SUNRISE, INC.

5,200,000 SHARES COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk.

SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-8

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.03 per share. We determined this offering price based upon the price of the last sale of our common stock to investors. The selling shareholders and any broker-dealers who act in connection with the sale of the shares of common stock hereunder may be deemed to be Underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares of common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                            The Date of This Prospectus is: __________, 2006

2

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. To date, we have only conducted initial exploration on our sole exploration property, Sunrise Claims, KR L3019641, KRL 3019644 and KRL 3019645 located in the Red Lake Mining District of northwestern Ontario, southeast of the world famous Red Lake gold mining camp, whose history dates back to 1897. Our claims are also situated at the southwest end what is known as the Confederation Lakes area, which has seen base metal exploration since the 1950’s.

 We are an exploration stage company with limited prior business operations and no revenues. Our objective is to conduct mineral exploration activities on the Sunrise claims in order to assess whether it possesses economic reserves of gold, silver or base metals. We have not yet identified any economic mineralization on the Sunrise claims. Our proposed exploration program is designed to search for an economic mineral deposit. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects.

We were incorporated on May 6, 2005, under the laws of the state of Colorado. Our principal offices are located at 1628 Second Avenue, Apt. 2C, New York, NY 10028.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The reason cited in the notes as raising substantial doubt as to our ability to continue as a going concern is that we do not have sufficient working capital to fund our operations. Our ability to continue as a going concern is contingent upon our ability to attain profitable operations by securing financing and implementing our business plan. We are currently a development stage company with limited active business operations, no revenues and no significant assets.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

The Offering:

Securities Being Offered	Up to 5,200,000 shares of common stock.

The Offering	The selling shareholders will sell our shares at $0.03 per share .. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued and to be Issued	5,200,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

June 30, 2006

Cash	$35,940
Total Assets	$35,940
Liabilities	$15,000
Total Stockholders’ Equity	$20,940

Statement of Operations

From Incorporation on
May 6, 2005 to June 30, 2006

Revenue	$0
Net Loss and Deficit	$(17,560)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Sunrise claim and therefore we will need to obtain additional financing in order to complete our business plan. We recently commenced operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Sunrise claims. While we have sufficient funds to conduct the recommended phase one exploration program on our claims, which is estimated to cost $40,000, we will need additional funds to complete the phase two and phase three programs, which is estimated to cost up to$200,000, depending on the evaluation and recommendations from phase one. Even after completing these three phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing when it is required. In the event that we do not obtain additional financing or generate revenues, we will be unable to continue with our exploration program and may have to cease operations entirely.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the Sunrise claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on May 6, 2005 and to date have been involved primarily in organizational activities and the acquisition of the Sunrise claims. We have not earned any revenues as of the date of this prospectus. Currently we have a deficit of $17,560. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Sunrise claims and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals in Ontario carries an extreme risk. The likelihood of our mineral claims containing economic mineralization or reserves of silver and gold is extremely remote. No scientific evidence exists to cause optimism as to the Sunrise claim containing valuable minerals. In all probability, the Sunrise claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. Accordingly, even if the Sunrise property contains valuable minerals, there is a chance that we would be unable to extract them. Even if were able to extract them, it is possible due to the rock and soil types native to Ontario that we would be unable to do so profitably. In such cases, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended June 30, 2006 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE SUNRISE CLAIMS, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Sunrise claim does not contain any known bodies of commercially viable mineralization. If our exploration programs are successful in establishing copper, silver and gold of commercial tonnage and grade, we will require additional funds in order to place the Sunrise claims into commercial production. We may not be able to obtain such financing.

THE GOLD AND SILVER MARKETS ARE VOLATILE MARKETS THAT HAVE A DIRECT IMPACT ON OUR POTENTIAL REVENUES AND PROFITS AND THE MARKET CONDITIONS WILL EFFECT WHETHER WE WILL BE ABLE TO CONTINUE ITS OPERATIONS.

The current price of an ounce of gold is approximately $647 and the current price of an ounce of silver is approximately $11.74. In order to maintain operations, we will have to sell our gold and silver for more than it costs to mine it. The lower the price the more difficult it is to do this. If we cannot make a profit we will have to cease operations until the price of gold increases or cease operations all together. Because the cost to mine the gold is fixed, the lower the market price of gold, the greater the chance that our operation will not be profitable and we will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources. Such conditions have resulted in periods of excess supply and reduced demand for these minerals on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for these mineral products. The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on Global Sunrise, Inc.’s ability to operate profitably.

DUE TO THE ADVERSE WEATHER CONDITIONS IN WINTER ASSOCIATED WITH THIS AREA OF ONTARIO, WE MAY AT TIMES HAVE TO SUSPEND OUR OPERATIONS. SUCH WEATHER CONDITIONS, IN COMBINATION WITH THE OTHER VARIOUS RISKS ASSOCIATED WITH MINING, COULD ALSO RESULT IN VARIOUS INJURIES/EXPOSURE TO OUR EMPLOYEES, WHICH MAY RESULT IN LIABILITY.

The region in which the Sunrise claims is located has significant snowfall in the winter months and there is always the threat of very heavy snowfall. Due to the weather conditions during the winter months we may have to suspend our operations. These working conditions may cause injuries, which could result in potential lawsuits and/or compensation claims. In addition, we may become subject to liability for such hazards independent of the weather associated with this region, including pollution, cave-ins and other hazards against which we either cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Brant Hodyno intends to devote his time as needed, on the affairs of Global Sunrise in his capacity of President, CEO, Treasurer and Principal Accounting Officer.  Our Secretary, Peter Hodyno will supply his services as needed. While both Brant and Peter Hodyno presently possess adequate time to attend to our interests, it is possible that the demands on their time and efforts along with their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our directors do not have any technical training in the field of geology and specifically in the areas of exploration, development and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, Global Sunrise, Inc. broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.03 per share . .. We determined this offering price, based upon the price of the last sale of our common stock to investors. Additionally, other factors involved in determining an offering price were due to speculative nature of the company and the price investors were willing to pay.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 4,700,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Section 4 (2) and Regulation S of the Securities Act of 1933. The shares include the following:

1 2 3.

3,300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Section 4 (2) of the Securities Act of 1933 and was completed on October 15, 2005 and May 31, 2006.

400,000 shares of our common stock that were issued May 31, 2006 in reliance on the exemption provided by Regulation S of the Act; and

500,000 shares of our common stock that were issued as partial payment for the Sunrise Claims.  These shares were issued in reliance of the exemption provided by Regulation S of the Act.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;

  2.  the total number of shares that are to be offered for each;

  3.  the total number of shares that will be owned by each upon completion of the offering;            and

4.

the percentage owned by each upon completion of the offering.

5.

Name of Selling Shareholder	Number of Shares Owned Prior to this Offering	Number of Shares to be Offered for Selling Shareholder’s Account	Shares to be Owned on Completion of this Offering	Percentage of Shares Owned on Completion of this offering
Daniel McLaughlin	100,000	100,000	-0-	-0-

Robert Kirwin	100,000	100,000	-0-	-0-

Keith F. Edmonson	100,000	100,000	-0-	-0-

Fab DeRosa, Jr.	100,000	100,000	-0-	-0-

Janine Falanga	100,000	100,000	-0-	-0-

Camille M. Colletti	100,000	100,000	-0-	-0-

Michael A. Colletti	100,000	100,000	-0-	-0-

Michael Wallace	100,000	100,000	-0-	-0-

Benjamin Keating	100,000	100,000	-0-	-0-

Robert Kirwin	100,000	100,000	-0-	-0-

Noel Digeralamo	100,000	100,000	-0--	-0-

Thomas Muratore	100,000	100,000	-0-	-0-

John D. Chamberlain	100,000	100,000	-0-	-0-

William King	100,000	100,000	-0-	-0-

Patricia King	100,000	100,000	-0-	-0-

Rosemary Wallace	100,000	100,000	-0-	-0-

Kathryn Tricarico	100,000	100,000	-0-	-0-

William Tricarico	100,000	100,000	-0-	-0-

Philip Carter	100,000	100,000	-0-	-0-

Theresa Donzelli	100,000	100,000	-0-	-0-

Scott M. Frayler	100,000	100,000	-0-	-0-

Brian S. Smetna	100,000	100,000	-0-	-0-

Sarah R. Smetna	100,000	100,000	-0-	-0-

Michelle Kallas	100,000	100,000	-0-	-0-

James Kallas	100,000	100,000	-0-	-0-

Mark Weed	50,000	50,000	-0-	-0-

Cynthia L. Weed	50,000	50,000	-0-	-0-

Patricia L. Weed	50,000	50,000	-0-	-0-

Mary E. Paddon	50,000	50,000	-0-	-0-

Timothy Wong	100,000	100,000	-0-	-0-

David S. Hart	50,000	50,000	-0-	-0-

Linda Siegel	50,000	50,000	-0-	-0-

Hank Olson	50,000	50,000	-0-	-0-

Andrew J. Cleminson	50,000	50,000	-0-	-0-

Stephen Mitchell	50,000	50,000	-0-	-0-

Clive Benjafield	50,000	50,000	-0-	-0-

Allan S. Kaplan	100,000	100,000	-0-	-0-

Rebecca Kerster	100,000	100,000	-0-	-0-

Bruce J. Kerster	100,000	100,000	-0-	-0-

Kennedy Kerster	100,000	100,000	-0-	-0-

Peter Hodyno FBO Francis McKenna (aged 5) UGTMA	100,000	100,000	-0-	-0-

Peter Hodyno FBO Kirsten McKenna (aged 3) UGTMA	100,000	100,000	-0-	-0-

Donald Murdock	500,000	500,000	-0-	-0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,200,000 shares of common stock outstanding on the date of this prospectus.

Other than as described above, none of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders of Global Sunrise, Inc. may sell a portion or all of their common stock in one or more transactions, including block transactions.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order to be quoted on the OTC Bulletin Board, we must engage a market maker to submit the application and necessary with the with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. We anticipate that a market maker will apply to have our common stock traded on the OTC Bulletin Board. However, as of the date of this prospectus, we have not engaged a market maker to apply for a quotation on the OTC Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. We have been advised that the process of having our shares quoted on the OTCBB normally takes around three months from the date the application is submitted to the NASD. In the absence of a trading market, an investor may be unable to liquidate their investment.

The selling shareholders will sell our shares at $0.03 per share.

The selling shareholders and any broker-dealers who act in connection with the sale of the shares of common stock hereunder may be deemed to be Underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares of common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors, the price they were willing to pay and the speculative nature of the Company. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $28,514.83. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

 The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Colorado is 150 Elm Street, Denver, CO 80220.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director
Brant Hodyno	Age 36

Peter Hodyno	Age 28

Executive Officers:

Name of Officer		Office
Brant J. Hodyno	Age 38	President, Treasurer, Chief Operating Officer and Chief Accounting Officer

Peter Hodyno		Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Brant J. Hodyno became our President and Treasurer on May 5, 2005. Mr. Hodyno graduated from St. Johns University Law School (Cum Laude) after completing his undergraduate degree at SUNY, Oswego, NY.  He received his L.L.M. degree from the University of Miami.  He currently practices law in New York.

Prior to attending law school Mr. Hodyno was active in the hospitality industry holding several management positions in both the US and Mexico.

Mr. Hodyno is completely fluent in written and spoken Spanish.

Peter Hodyno became the Secretary of Global Sunrise, Inc. on May 5, 2005.

May 2003 to Present – Vice President Sales, Magnum Electronics, a large electronic component exchange firm.

September 1999- May 2003 – Sales and Marketing Allstate Insurance.

Septermber  1995 – May 1999, St. Michael’s college, Winooski Park, Vermont

Mr. Hodyno is a resident of Long Island New York and is a committeeman in the New York State Independence Party.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of Class	Name and address of beneficial owner	beneficial	Percent of
		ownership	class
Common stock	Brant J. Hodyno	500,000	09.62

Common Stock	Peter Hodyno	500,000	09.62

Donald Murdock	Donald Murdock	500,000	09.62

Common stock	All officers and directors as a group that consists of one person	1,000,000	19.24

The percent of class is based on 5,200,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of shares 100,000,000 of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of August 25, 2006 there were 5,200,000 shares of our common stock issued and outstanding held by forty- five (45) stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 10,000,000 shares of preferred stock at a par value of $0.001 per share. As of October 31, 2005 we have no shares of preferred stock issued and outstanding at this time.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, Attorney at Law, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and registration statement have been audited by Madsen and Associates, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Colorado Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within Last Five Years

We were incorporated on May 6, 2005 under the laws of the state of Colorado. On that date, Brant J. Hodyno and Peter Hodyno were appointed as our officers and directors. Mr. Brant Hodyno was appointed as our President and Chief Executive Officer, Chief Financial Officer and Treasurer.  Mr. Peter Hodyno was appointed Secretary.’

Description of Business

In General

We are an exploration stage company. We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% interest in three mineral claims, comprising of 32 claim units known as the Sunrise claims. There is no assurance that a commercially viable mineral deposit exists on the Sunrise claims.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not commenced the initial phase of exploration on the Sunrise claims. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Plan of Operation

Our plan of operation is to conduct exploration work on the Sunrise claims in order to ascertain whether it possesses economic quantities of copper, zinc, silver and gold. There can be no assurance that an economic mineral deposit exists on the Sunrise claims until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Sunrise claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit. Our management has determined that additional funding for succeeding phases will be available either by private investors or joint venture partners if results from initial phases of our program indicate that further exploration and/or development work is indicated.  We had made no approaches or have held no conversations with any potential investor(s) or joint venture partners.

Sunrise claims Purchase Agreement

On September 15, 2005, we entered into a mineral purchase and sale agreement with Donald Murdock of Calgary, Alberta whereby he sold to us a 100% undivided right title and interest in three mineral claims, comprising 32 claim units located in the Red Lake Mining District of The Province of Ontario. We acquired this interest in the mineral claims that we have named the Sunrise Claims by paying $15,000 to Mr. Murdock and issuing him 500,000 shares of our common stock.

Description, Location and Access

The claims are situated in the Red Lake Mining District, northwestern Ontario, 40 km southeast of Red Lake (Figures 1 and 2). Claims KRL 3019644 and KRL 3019645 are contiguous claims 11 km northeast of Highway 105, the Red Lake Highway connecting the Red Lake district to the Trans Canada Highway near Vermillion Bay some 110 km to the south, between Dryden and Kenora. The southwest corner of claim KRL 3019641 lies within a few hundred meters of the of Red Lake (Figures 1 and 2). Claims KRL 3019644 and KRL 3019645 are contiguous claims 11 km northeast of Highway 105, the Red Lake Highway connecting the Red Lake district to the Trans Canada Highway near Vermillion Bay some 110 km to the south, between Dryden and Kenora. The southwest corner of claim KRL 3019641 lies within a few hundred meters of the highway. A secondary road passes immediately west of the latter claim. Status of road access to the former group is unknown to the author however there is likely some form of access as a result of logging activities in the area. Both areas can be reached year round. The property totals 508 hectares and is centered on 500 55’ N Latitude and 930 24’ W Longitude.

Figure 1 – Location within Canada

N
W
E
S
10 km
430,000 m E
440,000 m E
450,000 m E
460,000 m E
470,000 m E
480,000 m E
5,660,000 m N
5,650,000 m N
5,640,000 m N
5,630,000 m N
Cochenour
McKenzie Is.
Campbell-Red Lake
Red Lake
Hasaga
Madsen
Starratt-Olsen
1242673
1242425
Snake Falls
Bruce Lake
LEGEND
Operating mine
Past producer
Road
Rail line
Property
Contour interval 20 m

Figure 2 – Location of Claims in relation to adjacent activity

CLAIM NUMBER	UNITS	EXPIRY DATE	WORK REQUIREMENT

KRL 3019641	15	May 20, 2007	$6,000
KRL 3019644	9	May 20, 2007	$3,600
KRL 3019624	8	May 20, 2007	$3,200

Physiography and Climate

Relief on the claims is generally subdued, with scarce outcrop, generally covered with up to 20 m of glacial till. Local relief is between 5 and 40 m, usually resulting from glacial deposits such as eskers; where outcrop does exist ridges up to 30 m in height have formed. Drainage patterns trend south and southwest, direction of the last glacial movement in the area. Winters are typically cold, with temperatures down to – 450 C with moderate snowfall, and warm summers up to 350 C.

Ridges are generally covered by black spruce, jack pine, poplar and aspen while the flatter and boggy areas feature sparse spruce, tamarack and sphagnum mosses, with alders in narrow streams. Active logging provides excellent access and in un-logged areas deadfall from the vegetation covers outcrops.

We have no equipment on our claims nor do we have access to power other than portable generators.  Work, requiring equipment for trenching, drilling, etc., will be contracted out.

 Should our future exploration efforts indicate the need for a permanent infrastructure on our

Claims wired power is easily accessible.  Our claims straddle Ontario Highway 105 which not only provides us with year-round access but has power lines following its route.

Records of the Ontario Ministry of Mines indicate the following information with respect to the subject claims.

Title to the Sunrise claims

A “mineral claim” refers to a specific section of land over which a titleholder owns rights to explore the ground and subsurface, and extract minerals. The Sunrise claims consist of three unpatented lode mineral claims, comprised of 32 claim units, measuring 421.692 hectares of land. Title to the Sunrise claims is registered and held in trust by Gary Schellenberg, president of Coast Mountain Geological, Ltd. our geological consultants.

The Sunrise mineral claim was recorded on May 21, 2005 and will expire on May 20, 2007.

The conditions to be met to keep the mineral claim in good standing is to pay, prior to the expiration date, an initial maintenance fee of Cdn $12,800 (US $ 11,250) to the Province of Ontario. The same minimum maintenance fee is payable annually on or before May 20 of each year after 2007 if no exploration work is done. However, the claim may also be kept in good standing by recording with the Province of Ontario any work program that may be undertaken by us on the property. For instance if we spend the recommended US $ 40,000 on phase 1 of our exploration program these expenditures would cover our obligations to the province for nearly four years through May 20, 2011.

Mineralization

Regional Geology

The Red Lake camp, in general terms, is underlain by Archean greenstone belts consisting of a thick accumulation of tholeiitic to komatiitic, mafic to ultramafic volcanic rocks (Figure 3). Past and present producing mines occur within and near the stratigraphic top of the tholeiitic sequence. Their location and that of other known mineralization defines an extensive area of highly altered rock which also appears to be situated within and near the top of the tholeiitic sequence. The predominantly tholeiitic sequence includes an accumulation of clastic and chemical sedimentary rocks to the southeast and a series of stratiform mafic to ultramafic intrusions in the northwest. The assemblage as a whole is bounded to the east by a large granitic batholith and on the west by a granodiorite intrusion known as the Dome Stock. Although the vast majority of gold production has come from the volcanic rocks, there are examples of deposits developed in granitic rocks similar to those in the Red Lake area.

Key elements of lode gold deposits in Red Lake, as identified in the known deposits, include:

•

occurrence within the older Mesoarchean (older than 2.8 Ma) Balmer Assemblage

•

localized along discreet structures

•

occurs in proximity to belt scale unconformity separating Neo and Mesoarchean rocks – applies to late granitic rocks that have intruded near this unconformity

•

associated with large areas of ferroan–dolomite alteration (particularly evident in the mafic rocks but may be more subtle in the felsic rocks)

•

grade appears to be related to contacts between tholeiitic and komatiitic basalts

•

silicification as extension and fault-filled veins, breccia veins and open space filling associated with gold  (arsenopyrite and other sulphides typically associated with silicious gold mineralization)

The potential does exist for gold to be found in younger assemblages as is the case in the Rice Lake belt 100 km to the west of Red Lake.

Alteration is dominated by silicification, seritization and carbonatization, with silicification being the least common and perhaps more erratic. It results in significant bleaching and hardening of the rock, occurring as pervasive addition of quartz to the rock and the generation of numerous quartz veins. Sericitization appears largely lithologically controlled, mostly in felsic rock types although certain parts of pillow basalts can be affected. Ultramafic rocks, while moderately to highly serpentinized outside high alteration zones, exhibit extensively carbonatized and talcose (+ fuchsite) shear zones occurring within and along intrusive body contacts. The most characteristic alteration is intense, relatively pervasive iron-carbomatization in intense stringer systems, massive carbonate veins and pervasive addition of carbonate to massive rock. It appears to coincide with intense fracturing and small scale faulting of the altered rock.

While our claims fall in the general area that has produced many successful gold mines presently and in the past, our research has indicated that narrowed down to our particular location, the southwest end of the Confederation Lake area, we will be primarily exploring for sulphide deposits near the surface that, in some cases, have indicated massive deposits that are commercially viable producers of copper, zinc and silver.

Exploration History

While it is possible that some exploration work has been done on part or all of our claims sometime in the past, we have not been able too locate any reports or other historical data regarding our specific property.  As a result, we are treating our claims as if they have been unexplored and without known reserves.

The property, according to published regional mapping, appears to be underlain primarily by intermediate volcanic rocks and related fragmentals in contact with amphibolites occupying the northernmost part of the property. A review of available exploration data from public and private sources, in conjunction with the proposed work program, will be required.

Geological Report

The Sunrise claims are the subject of a geological report prepared by B. Dewonck, P. Geo., dated September 15, 2005. The following description of the FirstCorp claims is summarized from Mr. Dewonck’s report.

There is no relationship between Mr. Dewonck and Global Sunrise, Inc., our officers, our directors or our affiliates.

Mr. Dewonck  relates that our claims are situated in an area of historically and currently productive, high grade gold deposits hosted in Archean greenstones of the Red Lake gold camp. The claims are proximal to the Confederation Lakes-Birch Lake belt, which hosts a number of copper-zinc occurrences and deposits.

A budget of USD$40,000 is proposed for this work, which in addition to the data compilation should include field work to identify and map any outcrop with particular attention being paid to alteration and structural features, regardless of rock type. A reconnaissance scale Horizontal Loop Electromagnetic (HLEM)/magnetic survey across the entire claim area will serve to identify any major geological units and potential conductors not previously identified. The results of this program will then determine if a more comprehensive grid controlled field program of mapping, geophysical surveying and possibly till sampling is warranted.

Phase 1

Geologist

$  7,000

Grid emplacement

    8,000

GPS Survey

    5,000

HLEM/Magnetometer Survey *

  20,000

TOTAL

$40,000

Phase 2

Geologist

$  5,000

Sampling areas of interest

    8,000

Trenching

    8,000

Assays

    2,000

Shallow and intermediated drilling

  27,000

TOTAL

$ 50,000

*   Magnetometer surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phrhotite, hematite and magnetite. These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver.

Compliance with Government Regulation

We will secure all necessary permits for exploration and, if mine development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We will have to sustain the cost of reclamation and environmental mediation for all exploration work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;
-	Dust generation will have to be minimal or otherwise re- mediated;
-	Dumping of material on the surface will have to be re- contoured and re-vegetated;
-	An assessment of all material to be left on the surface will need to be environmentally benign;
-	Ground water will have to be monitored for any potential contaminants;
-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re- mediated; and,
--	There will have to be an impact report of the work on the local fauna and flora.

Exploration drilling, when the decision to do so is made, cannot occur without permission of the Ontario Ministry of Energy and Mines. The permit required is a "Notice of Intent" which fully describes the intended program including location of drill sites, proposed access roads, type of equipment to be used, duration, reclamation plan, etc. A Notice of Intent will be submitted for approval, staff will then schedule a field visit with a company representative may call for adjustments in, say, access or location of drill sites or may approve the plan as is.  The Province of Ontario may call upon wildlife, biology and other experts as needed to mitigate any expected impact. Before any physical disturbance may occur, they will determine the amount and require a reclamation bond. Only after these steps are completed will a permit for exploration drilling be issued. It typically requires approximately 90 days to acquire drilling permits. We intend to begin the process of applying for drilling permits following the completion of our phase three exploration program.

Competition

Despite competition amongst mineral producers, there is a strong market for any silver, zinc or copper that may be removed from the Sunrise claims. While it is unlikely that we will discover a mineral deposit on the property, if we do, the value of the property will be influenced by the market price for gold, silver, zinc or copper. These prices, to Global Sunrise, Inc. degree, are influenced by the amount of gold, silver, zinc and lead sold by advanced mineral companies.

In the mineral exploration sector, our competitive position is insignificant. There are numerous mineral exploration companies with substantially more capital and resources that are able to secure ownership of mineral properties with a greater potential to host economic mineralization. We are not able to complete with such companies. Instead, we will focus on developing the Sunrise properties in the hope that sufficient minerals will be found to justify our expenditures.

 Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Sunrise claims consisting of Laying out a grid, GPS and Magnetometer surveys (phase 1); geochemical sampling, trenching as well as diamond drilling if indicated. We anticipate that these exploration programs will cost approximately $40,000 and $60,000 respectively, with phase three costing $37,500 and phase four costing 225,000.

We expect to commence the phase one and phase two exploration programs in the fall and early winter of 2006 – 2007. Phase 1 should take approximately up to two weeks to complete. We will then undertake the phase 2 work program if weather permits. Phase 3 will be undertaken after a thorough review and evaluation by our consulting geologists and engineers and if recommended will be commenced during the early summer of 2007 and phase four during the late summer or early fall of 2007. These programs will take approximately 45-50 days each to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program. In the event that during the first two phases of our plan of operations we determine that further exploration is not warranted, then we intend to research other properties to pursue our business plan. At this time, we have not researched any other properties and we can make no assurances that we will find an economically feasible property or that such property would have any greater chance of having a mineral claim.

As well, we anticipate spending an additional $15,000 on legal and blue sky fees, $5,000 on accounting $2,000 on Edgar filing fees and $1,000 on Transfer agent fees.   These are fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months, including Phases 1 and 2 of the exploration work program are therefore expected to be $123,000.

While we have enough funds to cover the additional expenses associated with this offering and anticipated administrative expenses for the next year, we will require additional funding in order to proceed with our exploration phases and with any subsequent recommended exploration on the Sunrise claims. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock, attracting a joint venture partner or from director loans. We do not have any arrangements in place for any future equity financing or loans, nor have we had any discussions or negotiations of any kind with potential joint venture partners..

Results of Operations for the Period from Inception through October 31, 2005

We have not earned any revenues from our incorporation on February 25, 2005 to October 31, 2005. We do not anticipate earning revenues until, if and when we enter into commercial production on the Sunrise claims. At this time there is substantial doubt about whether we will ever generate revenues from our operations. We have not completed the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Sunrise claims, or if such minerals are discovered, that we will enter into commercial production.
We incurred operating expenses in the amount of $17,560 for the period from our inception on May 5, 2005 to June 30, 2006. These operating expenses were comprised of Claims acquisition costs of $15,000, and general and administrative expenses of $2,060.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description of Property

We own the mineral exploration rights relating to the Sunrise mineral property. We do not own interest in any other property. We own no real estate and have no lease arrangements for office space, as our president provides us with office space free of charge

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our promoters, Brant and Peter Hodyno;
*	Any member of the immediate family of any of the foregoing persons.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order to be quoted on the OTC Bulletin Board, we must engage a market maker to submit the application and necessary with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. We anticipate that a market maker will apply to have our common stock traded on the OTC Bulletin Board. However, as of the date of this prospectus, we have not engaged a market maker to apply for a quotation on the OTC Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. We have been advised that the process of having our shares quoted on the OTCBB normally takes around three months from the date the application is submitted to the NASD. In the absence of a trading market, an investor may be unable to liquidate their investment.

Stockholders of Our Common Shares

As of the date of this registration statement, we have forty-two registered shareholders.

Rule 144 Shares

A total of 1000,000 shares of our common stock are available for resale to the public after May 6, 2006, exclusive of the shares being registered through this registration statement in accordance with the volume and trading limitations of Rule 144 of the Act. Under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, will equal 52,000 shares as of the date of this prospectus. The following sets forth a table disclosing the dates when of our common shares may be resold in accordance with Rule 144:

# of Shareholders	Amount of Shares	Date Eligible to be resold pursuant to Rule 144

Two	1,000,000 shares	May 6 , 2006

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 52,000 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 1,000,000 shares.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Colorado Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on May 6, 2005 to June 30, 2006 and the subsequent period to the date of this prospectus.

Annual Compensation

						Restr	Options/	LTP
					Other	Stock	SARS (#)	payouts
Name	Title	Year	Salary	Bonus	Comp.	Awarded		($)
	President
Brant Hodyno	CEO &	2005	$0	$0	$0	$0	$0	$0
	Treasurer
		2006	$0	$0	$0	$0	$0	$0

Peter Hodyno	Secretary	2005	$0	$0	$0	$0	$0	$0

		2006	$0	$0	$0	$0	$0	$0

Stock Option Grants

We have not granted any stock options since our inception

Consulting Agreements

We do not have any employment or consulting agreements with our directors or officers. We do not pay any amount for acting as directors of the Company.

                                                                                                                                                      Financial Statements

GLOBAL SUNRISE, INC.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF JUNE 30, 2006

PAGE	F-3	STATEMENTS OF OPERATIONS FOR THE PERIOD FROM MAY 6, 2005 (INCEPTION) TO JUNE 30 30, 2006

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM MAY 6, 2005 (INCEPTION) TO JUNE 30, 2006

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM MAY 6, 2005 (INCEPTION) TO JUNE 30, 2006

PAGE	F-6	NOTES TO FINANCIAL STATEMENTS

Board of Directors

Global Sunrise, Inc.

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheets of Global Sunrise, Inc. as of June 30, 2006 and 2005 and the related statements of operations, shareholders’ equity and cash flows for the year ended June 30, 2006 and for the period from May 6, 2005 (date of inception) to June 30, 2006 and 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Sunrise, Inc. as of June 30, 2006 and the results of its operations and cash flows for the year ended June 30, 2006 and for the period from May 6, 2005 (date of inception) to June 30, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

August 25, 2006

F1

GLOBAL SUNRISE, INC.
(AN EXPLORATION STAGE COMPANY)

BALANCE SHEETS
FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
ASSETS
	June 30,	June 30,
	2006	2005

Cash	$ 35,940	$ -

Total Assets	$ 35,940	$ -
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	15,000	-
Total Current Liabilities	15,000	-

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value; authorized 10,000,000, none issued	-	-
Common stock, $.001 par value; 100,000,000 shares authorized
5,200,000 and 1,000,000 shares issued and outstanding at
June 30, 2006 and 2005, respectively	5,200	1,000
Additional paid in capital	33,300	-
Deficit accumulated during the exploration stage	(17,560)	(1,000)

Total Stockholders' Equity (Deficit)	20,940	-

Total Liabilities and Stockholders' Equity (Deficit)	$ 35,940	$ -

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F2

GLOBAL SUNRISE, INC.
(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
AND FOR THE PERIOD FROM MAY 6, 2005 (INCEPTION)
THROUGH JUNE 30, 2006
Total Revenue	-	-	-

Operating Expenses:
Mineral exploration costs	15,500	-	15,500
General & administrative	1,060	1,000	2,060
Total Operating Expenses	16,560	1,000	17,560

NET LOSS	$ (16,560)	$ (1,000)	$ (17,560)

Weighted Average Shares
Common Stock Outstanding	3,341,667	5,268,333

Net Loss Per Share
(Basic and Fully Dilutive)	(0.00)	(0.00)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F3

GLOBAL SUNRISE, INC.
(AN EXPLORATION STAGE COMPANY)

STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE PERIOD MAY 6, 2005 (INCEPTION) THROUGH JUNE 30, 2006

		Preferred Stock			Common Stock
		10,000,000 shares authorized			100,000,000 shares authorized		Additional	Deficit accumulated
	Shares		Par Value	Share		Par Value	Paid-In	during the exploration
	Issued		$.001 per share	Issued		$.001 per share	Capital	stage	Total

	-		$ -	-		$ -	$ -	$ -	$ -
Issuance of common stock in exchange for services	-		-	1,000,000		1,000	-	-	1,000
Net loss	-		-	-		-	-	(1,000)	(1,000)
	-		-	-		1,000	-	(1,000)	-
Issuance of common stock for mineral claims	-		-	500,000		500	-	-	500
Issuance of common stock for cash at $.01 per share	-		-	3,700,000		3,700	33,300	-	37,000
Net loss	-		-	-		-	-	(16,560)	(16,560)
	-		$ -	5,200,000		$ 5,200	$ 33,300	$ (17,560)	$20,940

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F4

GLOBAL SUNRISE, INC.
(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2006 AND 2005
AND FOR THE PERIOD MAY 6, 2005 (INCEPTION) THROUGH JUNE 30, 2006
		(date of inception)	(date of inception)
	For the year ended	to June 30,	to June 30,
	June 30, 2006	2005	2006
Cash Flows Used in Operating Activities:
Net Loss	$ (16,560)	$ (1,000)	$ (17,560)
Adjustments to reconcile net (loss) to net cash provided
by operating activites:
Issuance of stock for services rendered	-	1,000	1,000
Issuance of stock for mineral claims (expensed)	500	-	500
(Increase) in accounts payable	15,000	-	15,000

Net Cash Used in Operating Activities	1,060)	-	(1,060)

Cash Flows from Financing Activities:
Issuance of common stock	37,000	-	37,000
Net Cash Provided by Financing Activities	37,000	-	37,000

Net Increase (Decrease) in Cash	(35,940)	-	(35,940)

Cash at Beginning of Year	-	-	-

Cash at End of Year	$ (35,940)	$ -	$ (35,940)

Non-Cash Investing & Financing Activities
Issuance of stock for services	$ 1,000	$ -	$ 1,000
Issuance of stock for mineral claims (expensed)	500		500

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F5

GLOBAL SUNRISE, INC.

NOTES TO FINANCIAL STATEMENTS – JUNE 30, 2006

NOTE 1 – NATURE AND PURPOSE OF BUSINESS

Global Sunrise, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on May 6, 2005.  The Company’s activities to date have been limited to organization and capital formation.  The Company is “an exploration stage company” and has acquired a series of mining claims for exploration and formulated a business plan to investigate the possibilities of a viable mineral deposit.  The Company has adopted June 30 as its fiscal year end.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by

F6

the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant.  The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.  Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”.  SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK:

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

F7

NOTE 3 – MINERAL CLAIMS

The Company has entered into an agreement, dated September 24, 2005 to acquire a 100% interest in a total of three mineral claims located in the Red Lake Mining District in Ontario, Canada.

The mineral claims were acquired for $15,500.  The amount of $15,000 has been accrued as an account payable and $500 was paid by issuing 500,000 shares of common stock of the Company. Management has determined that there is not a reasonable basis for capitalizing the costs of the mineral claims therefore, these costs have been expensed as exploration costs during the year ended June 30, 2006.

NOTE 4 – COMMON STOCK

The Company issued 1,000,000 shares of its common stock on May 6, 2005 to two shareholders in exchange for services rendered valued at $1,000.

The Company issued 500,000 shares of its common stock on September 24, 2005 valued at $500 for partial payment of the purchase of three mineral claims (see Note 3).

During the year ended June 30, 2006 the Company issued 3,700,000 shares of its common stock in exchange for cash.  The shares were valued at $.01 per share for an aggregate value of $37,000.

F8

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Colorado Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Colorado law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$14.83
Transfer Agent fees	$1,500.00
Accounting and auditing fees and expenses	$5,000.00
Legal fees and Blue Sky fees	$20,000.00
Edgar filing fees	$2,000.00

Total	$28,514.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

NAME OF SHAREHOLDER	DATE OF ISSUE	SHARES ISSUED	EXEMPTION

Brant Hodyno	05/05/05	500,000	Section 4 (2)

Peter Hodyno	05/05/05	500,000	Section 4(2)

Daniel McLaughlin	10/15/05	100,000	Section 4(2)

Robert Kirwin	10/15/05	100,000	Section 4(2)

Keith F. Edmonson	10/15/05	100,000	Section 4(2)

Fab DeRosa, Jr.	10/15/05	100,000	Section 4(2)

Janine Falanga	10/15/05	100,000	Section 4(2)

Camille M. Colletti	10/15/05	100,000	Section 4(2)

Michael A. Colletti	10/15/05	100,000	Section 4(2)

Michael Wallace	10/15/05	100,000	Section 4(2)

Benjamin Keating	10/15/05	100,000	Section 4(2)

Robert Kirwin	10/15/05	100,000	Section 4(2)

Noel Digeralamo	10/15/05	100,000	Section 4(2)

Thomas Muratore	10/15/05	100,000	Section 4(2)

John D. Chamberlain	10/15/05	100,000	Section 4(2)

William King	10/15/05	100,000	Section 4(2)

Patricia King	10/15/05	100,000	Section 4(2)

Rosemary Wallace	10/15/05	100,000	Section 4(2)

Kathryn Tricarico	10/15/05	100,000	Section 4(2)

William Tricarico	10/15/05	100,000	Section 4(2)

Philip Carter	10/15/05	100,000	Section 4(2)

Theresa Donzelli	10/15/05	100,000	Section 4(2)

Scott M. Frayler	10/15/05	100,000	Section 4(2)

Brian S. Smetna	10/15/05	100,000	Section 4(2)

Sarah R. Smetna	10/15/05	100,000	Section 4(2)

Michelle Kallas	10/15/05	100,000	Section 4(2)

James Kallas	10/15/05	100,000	Section 4(2)

Allan S. Kaplan	10/15/05	100,000	Section 4(2)

Peter Hodyno FBO Kirsten McKenna (aged 3) UGTMA October 15/05	10/15/05	100,000	Section 4(2)

Peter Hodyno FBO Francis McKenna (aged 5)UGTMA May31/06	05/31/06	100,000	Section 4(2)

Mark Weed	05/31/06	50,000	Section 4(2)

Cynthia L. Weed	05/31/06	50,000	Section 4(2)

Patricia L. Weed	05/31/06	50,000	Section 4(2)

Mary E. Paddon	05/31/06	50,000	Regulation S

Timothy Wong	05/31/06	100,000	Section 4(2)

David S. Hart	05/31/06	50,000	Regulation S

Linda Siegel	05/31/06	50,000	Regulation S

Hank Olson	05/31/06	50,000	Section 4(2)

Andrew J. Cleminson	05/31/06	50,000	Regulation S

Stephen Mitchell	05/31/06	50,000	Regulation S

Clive Benjafield	05/31/06	50,000	Regulation S

Rebecca Kerster	05/31/06	100,000	Section 4(2)

Bruce J. Kerster	05/31/06	100,000	Section 4(2)

Kennedy Kerster	05/31/06	100,000	Regulation S

Donald Murdock	09/30/05	500,000	Regulation S

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither the Company, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No Regulation S offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Joseph I Emas, with consent to use
10.1	Mineral property purchase agreement dated October 27, 2005
23.1	Consent of Madsen and Associates. Certified Public Accountants
23.3	Consent of Joseph I. Emas, See Exhibit 5.1

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                                                                                                                                             Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, NY on September 22 , 2006.

Global Sunrise, Inc.

By: /s/ Brant J. Hodyno
Brant J. Hodyno
President, Chief Executive Officer and Director
By: /s/ Brant J. Hodyno
Brant J. Hodyno
Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/Brant J. Hodyno Brant J. Hodyno	President, CEO, Treasurer and Principal Accounting Officer	September 22 , 2006

/s/ Peter Hodyno Peter Hodyno	Secretary	September 22 , 2006